PAGE


EXHIBIT 23



                    Consent of Independent Auditors
                    -------------------------------



The Board of Directors and Stockholders
Selective Insurance Group, Inc.



We consent to the incorporation by reference in Registration Statements (Nos. 333-37501, 333-10465, 333-10477, 33-36368 and 33-14620) on Form S-8, and
Registration Statements (Nos. 2-80881 and 33-28488 and 33-30833) on Form S-3 of Selective Insurance Group, Inc. (the Company) of our reports dated January 22, 1998, relating to the consolidated balance sheets of Selective Insurance Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which reports appear in the December 31, 1997 Annual Report on Form 10-K of Selective Insurance Group, Inc.



                                         /s/ KPMG Peat Marwick LLP


March 27, 1998
Short Hills, New Jersey